UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________
FORM 8-A/A

Amendment No. 2
__________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACCURIDE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	61-1109077
(State or other jurisdiction	(I.R.S. Employer Identification
of incorporation or organization)	Number)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

 Item 1.  Description of Registrant’s Securities to be Registered

Reference is hereby made to the Amended Registration Statement on Form 8-A filed by Accuride Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on November 8, 2012 (“Registration Statement”), relating to the Amended and Restated Rights Agreement, dated as of November 7, 2012 (the “Amended and Restated Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.  Such Registration Statement is hereby incorporated herein by reference.  The response to Item 1 of the Registration Statement is amended to add the following paragraph as the last paragraph of Item 1:

On December 19, 2012, the Board of Directors of the Company (the “Board”) approved, and the Company entered into, Amendment No. 1 to the Amended and Restated Rights Agreement (the “Amendment”).  The purpose of the Amendment is to shorten the expiration of the Rights Agreement from November 9, 2015 to April 30, 2014.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 20, 2012, and is incorporated herein by reference.

 Item 2.  Exhibits

1.
Amendment No. 1, dated as of December 19, 2012, to Amended and Restated Rights Agreement, dated as of November 7, 2012, by and between Accuride Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, dated December 20, 2012).

  2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Accuride Corporation

Date:	December 20, 2012	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel

3